NEWS RELEASE
FOR RELEASE ON OR AFTER: May 8, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Financial: David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106	Media: David L. Eisenreich Vice President, President of Industrial Power Transmission and Power Generation 608-364-8808, Ext. 500

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REGAL-BELOIT CORPORATION ANNOUNCES SALE OF
CUTTING TOOLS BUSINESS UNIT

May 8, 2006 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today announced the completion of the sale of substantially all of the assets of the Company’s Regal Cutting Tools business to YG-1 Co., Ltd.

“This is a very positive move for the Regal Cutting Tools business as it will be aligned with a world leading manufacturer and marketer of high speed and carbide rotary cutting tools,” said Henry W. Knueppel, Chairman and CEO of REGAL-BELOIT.“As we moved aggressively into motion control systems, electric motors and power generation over the past several years, the cutting tools business was no longer a strategic focus for us. The sale will allow Regal Cutting Tools, the largest special tap manufacturer in the United States, to lend its quick delivery model to over 70 countries where YG-1 markets their products. We are pleased that a global, cutting tool focused company has purchased the business and that we were able to agree to a structure that should benefit the employees, the community and the respective businesses.”

The sale of the business will reduce REGAL-BELOIT’S sales by approximately $17 million on an annual basis and will be neutral to earnings. The terms of the sale were not disclosed.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has global manufacturing, sales, and service facilities.

YG-1, based in Incheon City, Korea, manufactures a wide array of metal cutting tools including end mills, taps, drills and other tooling in high speed steel and carbide. YG-1 is one of the world’s largest end mill manufacturers and markets products in 70 nations around the world. The company was founded in 1981 and has grown to over $100 million in annual sales with facilities in Asia, Europe, Australia and the United States. YG-1 is ISO 9001/14001 certified. YG-1’s website can be found at www.yg1.co.kr.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from General Electric Company; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

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Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regal-beloit.com